Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ONCONOVA THERAPEUTICS, INC.

Onconova Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.	The name of the Corporation is Onconova Therapeutics, Inc. The Tenth Amended and Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 30, 2013, and has been amended by a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation filed with the Secretary of State on May 31, 2016, a Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State on February 8, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on March 21, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on June 7, 2018, a Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of State on April 27, 2018, a Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation, as amended, filed with the Secretary of State on September 25, 2018, and a Certificate of Designation of Preferences, Rights and Limitations of Series C Non-Voting Convertible Preferred Stock filed with the Secretary of State on April 1, 2024 (the Tenth Amended and Restated Certificate of Incorporation, as so amended, the “Certificate of Incorporation”).

2.	ARTICLE I of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“The name of the corporation is Traws Pharma, Inc.”

3.	That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the 1st day of April, 2024.

By:	/s/ Mark Guerin
	Name:	Mark Guerin
	Title:	Chief Financial Officer

[Signature Page to Certificate of Amendment]